Exhibit 5.1

[Letterhead of Greenberg Glusker Fields Claman & Machtinger LLP]

May 15, 2012

Lime Energy Co.

16810 Kenton Drive, Suite 240

Huntersville, NC 28078

Ladies and Gentlemen:

We have acted as counsel to Lime Energy Co., a Delaware corporation (the “Company”), in connection with (a) the execution and delivery by the Company of that certain Subscription Agreement, dated as of May 15, 2012 (the “Subscription Agreement”), between the Company and Richard P. Kiphart and (b) an offering (the “Offering”) pursuant to the Subscription Agreement pursuant to which the Company will issue and sell 1,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).

The Shares are the subject of a Registration Statement on Form S-3 (File No. 333-176622), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), (the “Registration Statement”). The Registration Statement includes the form of prospectus dated September 1, 2011, as supplemented by a Prospectus Supplement dated May 15, 2012 (collectively, the “Prospectus”).

In connection with this opinion letter, we have examined and relied upon a signed copy of the Registration Statement filed with the Commission and originals or copies certified or otherwise identified to our satisfaction, of the Company’s Certificate of Incorporation and Amended and Restated Bylaws (the “Bylaws”), in each case as amended and restated through the date hereof; minutes of the directors’ and committee  meetings  of the Company through the date hereof, as made available to us by officers of the Company; and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

We are expressing no opinion herein as to the application of any federal or state law or regulation to the power, authority or competence of any party to any agreement with respect to any of the Securities other than the Company. We have assumed that all such agreements described herein are, or will be, the valid and binding obligations of each party thereto other than the Company, and enforceable against each such other party in accordance with their respective terms.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of California, the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, and the federal laws of the United States of America. We also express no opinion herein with respect to compliance by the Company with the securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that:

1.               The Shares, when issued and paid for in the manner described in the Registration Statement and Prospectus and in accordance with the terms of the Subscription Agreement, will be validly issued, fully paid and nonassessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Greenberg Glusker Fields Claman & Machtinger LLP
GREENBERG GLUSKER FIELDS CLAMAN & MACHTINGER LLP